UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2000

STERLING MEDIA CAPITAL GROUP, INC.

(formerly Electro-Kinetic Systems, Inc.)

(Exact name of registrant as specified in its charter)
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             Pennsylvania                              2-85175W                              22-1954716
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(State or other jurisdiction                   (Commission File Number)                   (I.R.S. Employer
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           Of incorporation)                                                             Identification No.)
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7136 S. Yale Ave., Suite 300

Tulsa, OK 74136

(Address of principal offices) (Zip Code)

Registrants telephone number, including area code: (918)524-3715

525 Washington Blvd.(36th Floor)

Jersey City New Jersey 07310

(Former Address)

1

Item 1. Changes in Control of Registrant

General

        On July 7, 2000, Electro-Kinetic Systems, Inc. (“EKS”) and Sterling Media Fund Managers, L.L.C., an Oklahoma limited liability company (“Sterling Managers”), completed the transactions contemplated by the Letter Agreement (the “Letter Agreement” dated June 7, 2000 and attached hereto as Exhibit “A”) pursuant to which EKS acquired 15% of the equity interests in Sterling Managers. On the same day EKS changed its name to Sterling Media Capital Group, Inc. (“Sterling Media” or the “Registrant” or the “Company”). Thereafter, on the 10th day of July 2000, Sterling Media acquired the remaining 85% equity interest in Sterling Managers with Sterling Managers continuing as a wholly-owned subsidiary of Sterling Media. Sterling Managers currently manages a pool of non-cash assets with a total net value, based on independent third party appraisals, of approximately $500,000,000. Sterling intends to leverage the assets under its management to raise investment capital and to invest in growth companies as venture capital as well as asset backed investments. As a result of the acquisition, the equity holders of Sterling Managers and the persons holding contingent right to an equity interest in Sterling Managers now own approximately 91.5% of the voting stock of Sterling Media, which has changed its name to Sterling Media Capital Group, Inc. Neither the acquisition nor the name change required the approval of stockholders of Sterling Media.

        As provided for in the June 7, 2000 Letter of Agreement, upon completion of the first step in the transaction, Dwight L. Pierce was appointed as the new President/CEO and director, Bob L. McGiboney as Executive Vice President and director and David C. Annin as the new Secretary and director, Paul A. Nussbaum as director and Chairman of the Board of Directors and Gilbert F. Amelio as director of Sterling Media. The previous officers and directors thereby resigning.

        Because of the change in ownership of voting stock and the composition of the board after the acquisition, there was a change in control of EKS upon completion of the acquisition.

        Upon completion of the acquisition, all of the outstanding equity interests and commitments to issue equity interests of Sterling Managers were converted into:

46,000,000 shares of Sterling Media common stock; and 4,276,471 shares of Sterling Media Series A Convertible Senior Preferred Stock, no par value, convertible into 427,647,100 shares of Sterling Media common stock (or 100 shares of common stock for each share of preferred stock).

        The Sterling Media preferred stock gives the holder thereof the right to vote together with the Sterling Media common stock. Each of the 4,276,471 shares of Sterling Media preferred stock issued in the acquisition entitle the holder thereof to 100 votes on all matters, except as otherwise required by law, with the Sterling Media common stock.

The Sterling Media preferred stock was issued in the acquisition because the Articles of Incorporation of Sterling Media currently authorize Sterling Media to issue 90,000,000 shares of common stock and 10,000,000 shares of preferred stock, the latter with such powers and preferences as the board of directors of Sterling Media shall determine. As of July 3, 2000, Sterling Media had 44,000,000 shares of common stock outstanding and reserved for issuance upon exercise of outstanding options and warrants. Therefore, the Sterling Media preferred stock was issued because of the inadequacy of the number of shares of Sterling Media common stock authorized and available for issuance in the acquisition.

        It is intended that an amendment of the Articles of Incorporation of Sterling Media will be proposed to Sterling Media stockholders for amendment to increase the number of shares of common stock that Sterling Media is authorized to issue. If the Articles of Incorporation are so amended, all outstanding shares of the Sterling Media preferred stock issued and reserved for issuance in the acquisition will be automatically converted into Sterling Media common stock by their terms. The former holders of equity interests in Sterling Managers as majority stockholders of Sterling Media and the newly elected board of directors of Sterling Media have the power to cause such an amendment to be adopted and approved which will occur at a special meeting of Sterling Media stockholders.

        The acquisition will be accounted for as a reverse acquisition of Sterling Media by Sterling Managers under the purchase method. As a result, the historical financial statements of Sterling Managers prior to the acquisition will become the financial statements of the registrant, and the results of operations of Sterling Media will be combined with Sterling Managers effective with the acquisition.

Item 2. Acquisition or Disposition of Assets

        See discussion under Item 1 above. For more information concerning the acquisition, please see (i) the Letter Agreement which has been filed as an exhibit, and (ii) the information set forth in the Information Statement, dated June 21, 2000 and filed with the Securities and Exchange Commission on June 21, 2000, pursuant to Section 14(f) of the Securities Exchange Act of 1934 and SEC Rule 14f-1.

Item 3. Forward-Looking Statements

        The information in this Form 8-K includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Sterling Managers includes this statement for the express purpose of availing itself of the protections of these safe harbor provisions with respect to all of the forward-looking statements Sterling Managers makes. The forward-looking statements in this Form 8-K reflect Sterling Managers’s current views with respect to possible future events and financial performance. They are subject to certain risks and uncertainties, including without limitation the absence of significant revenues, financial resources, significant competition and those other risks and uncertainties discussed herein that could cause Sterling Managers’s actual results to differ materially from its historical results or those that Sterling Managers hopes to achieve. In this Form 8-K, the words, “anticipates,” “plans,” “believes,” “expects,” “intends,” “future” and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this Form 8-K. Sterling Managers undertakes no obligation to announce publicly revisions Sterling Managers may make to these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this Form 8-K. All written and oral forward-looking statements made subsequent to the date of this Form 8-K and attributable to Sterling Managers or persons acting on its behalf are expressly qualified in their entirety by this section.

Sterling Managers

        Sterling Managers was established in April 1999 as an asset management company that manages a pool of non-cash, media-based assets with a total appraised fair market value, based on independent third party appraisals, of $476,694,000 (unaudited) as of 3-31-00. These media credits are held in Sterling Media Capital Fund I, L.P. By late summer of 2000, three new media based mutual funds are planned to be added under the management of Sterling Managers such that the total net asset base under management could substantially increase by the end of the year. If Sterling Managers are able to execute on their business plan, then the assets under management by Sterling Managers are intended to be used in such a fashion so as to provide income from a combination of management fees plus a “profits interest” to Managers in concert with other third parties. The pools of assets under management are planned to be held by four different entities, namely:

Sterling Media Capital Fund I, L.P. and subsidiaries

        Sterling Managers is the managing general partner of Sterling Media Capital Fund I, L.P. (“Fund I”), its operating subsidiary, Sterling Media Investment Group, L.P. (“SMIG”), and other Portfolio subsidiaries (collectively the “portfolio companies”). Fund I, operating in conjunction with SMIG, operates as a non-cash, media-based mutual fund with Sterling Managers acting as its financial advisor and managing partner. Fund I and SMIG receive non-cash investment capital in the form of pre-paid advertising time and/or space (“media credits”) in exchange for its equity securities (partnership participations). It is then the responsibility of Sterling Managers to invest those media credits in one form or another into projects in exchange for a profits/equity interest in each such project.

        Fund I and SMIG are in the process of negotiating a credit facility using a pool of media credits into cash for direct investment. There can be no assurance that the Company will be successful in this objective. The methodology being used in this process requires first an appraisal of the “fair market value” of each of its media credits from two third-party, independent and credentialed professionals, then the utilization of these appraisals as a basis of value in the securitization process of the media credits. The plan is to use the media credits as collateral enhancement for certain targeted assets to be purchased which would form the asset backed collateral package for multiple debt issues, which are intended to be funded by the private or public capital markets. The third-party appraisers are JWT Specialized Communications, a division of the J. Walter Thompson Company, and Satterfield & Perry, appraisers of media properties.

        If successful, the funds raised from the capital markets in this manner would be invested in companies or projects in selected industries, which could include real estate, Internet and hi-tech, education for profit, consumer products, and others, in exchange for equity positions in those companies or projects. Some of the media credits could be invested directly into companies which need media for growth and are willing to exchange a portion of their equity securities for media credits. It is intended that most of the media credits would be used by Sterling Managers to collaterally enhance other assets, being acquired by its portfolio companies and others, to facilitate the funding for the portfolio companies projects through access to the capital markets.

        Sterling Managers’ principal responsibility is to manage the media credits and cash assets of its various affiliated funds and partnerships, and to offer proactive investment and management direction to its investee portfolio companies. As its compensation, Sterling Managers is to be paid origination fees upon initiation of the investments, annual residual fees from its ongoing projects and portfolio companies, plus a participation in the profits of the projects/portfolio companies (which, according to the partnership agreements, are intended to range up to 50% of the partnership’s share of the profits realized by the projects/portfolio companies).

        Additionally, other projects are being planned which would be managed through Sterling Media Capital Group, Inc. or one of its affiliates. Those plans include:

Guaranty Capital Credit, L.L.C.

        Sterling Managers, has in the planning stages, a transaction involving SMIG and two other unrelated third-party companies, which would establish a new financial guaranty company, to be named Guaranty Capital Credit, L.L.C. (“GCC”). Plans call for it to be capitalized for $600,000,000 in cash and other auditable non-cash assets. The business model for GCC calls for GCC to be a monoline insurance company which would be in business to issue investment grade financial guaranties to credit enhance debt for qualified companies. The GCC financial guarantees would give the recipient companies access to the capital markets for investment grade rated corporate debt issues (which projects would normally be relegated to the high-yield debt markets). This could save the otherwise high-yield debt candidate companies substantial dollars in financing costs, plus should allow their corporate debt issues to be more marketable. The investment grade debt markets also provide the investors in the debts much greater marketability and liquidity in the secondary markets. Sterling Managers views this market for rated financial guarantees as a niche in the corporate debt financing markets that is not being adequately served today.

        The plan calls for Sterling Managers to own one-third of GCC and control one-third of the board seats and to participate in the management of GCC’s intended initial $600,000,000 net asset base. Because of the conservative underwriting guidelines which GCC intends to implement, the net asset reserves of GCC should grow ratably with its growing book of business, which could conceivably reach $2,000,000,000 in risk coverage per year.

        For its investment position, the plan calls for Sterling Managers to be compensated by certain management fees and profit participations. The implementation of the plan is highly speculative and there can be no assurance that the GCC plan will materialize and if it does materialize that it will be profitable.

Sterling Media Capital Fund III, L.P. and Sterling Media Capital Fund IV, L.P.

        Two new media based mutual funds are planned to be established for which Sterling Managers would be the managing general partner. Those would be designated Sterling Media Capital Fund III, L.P. respectively and Sterling Media Capital Fund IV, L.P. Negotiations are under way with two New York media buying companies, each of which would serve as the non-managing general partner of Fund III and Fund IV respectively and each would be responsible for acquiring the limited partner investors to exchange media credits for an interest in the respective fund in which the non-managing general partner participates.

        A similar business model would be used by Fund III and Fund IV as in Fund I. The profitability of Fund III and Fund IV would depend on the same factors as Fund I. There can be no assurance that Funds III or V will be established and if they are established that the business plan will be executed in a profitable way.

Sterling Media Capital Fund V, L.P.

        Another media based mutual fund is being planned for which Sterling Managers would be the managing general partner, namely Sterling Media Capital Fund V, L.P. Discussions are presently in progress for the prospective non-managing general partner of Fund V to be a major rebate and rewards services firm based in Los Angeles, CA that has a client base that includes a number of Internet-based companies who collectively exercise control over the banner advertising media activity in and around 50,000 or more Internet web sites which have traffic of over 1,250,000,000 “hits” per month. Accordingly, Fund V will represent mostly Internet-related media-based assets.

        A similar business model will be used for Fund V as is being used for Fund I. There can be no assurance that Fund V will materialize and if it does materialize that it will execute its business plan in a profitable manner.

The Market

        Although there are companies that are engaged in the barter of media credits for goods, services and equity participations, Sterling Media believes it has developed a distinctive business model whereby non-cash assets in the form of media credits are acquired from the media industry and used as a form of collateral, by means of securitization. The media credits are monetized when they are pledged along with other assets which are being acquired with the borrowed funds. The assets which are acquired with the borrowed funds are expected to produce a sufficient return to enable the repayment of the debt and return a profit to the fund partnerships. This is an unproven business model and there can be no assurance that the business plan can be executed in such a fashion so as to, at a minimum, repay its debt, and at optimum, render a profit for distribution to the partners. Sterling Media does not know of any other company operating with the same or similar business plan and therefore cannot evaluate the market with respect to the effect of competition on the business plan.

How Media Companies Benefit by Using Sterling Mangers and the Pools of Assets it Manages ----------------------------------------------------------------------------------------

        It is estimated that the traditional media industry (not including the internet based media) in the United States sells over $215,000,000,000 of its available advertising time and/or space for cash. It is further estimated that this aggregate sales volume represents, at most, only 70% of the industry’s total available advertising time and/or space. Therefore, 30% of the available media time/space goes unsold each year.

        The Sterling Media Capital Fund business model offers those smaller and less recognized media companies the opportunity to join together with other such smaller media companies and pool the resources of their respective unsold media inventories, which, under the management of Sterling Managers and Sterling Media, has the prospect of producing a financial return on their investment.

Growth Strategy

        The ability of Sterling Media to grow its assets and develop its income base is directly related to its ability to increase the amount of assets under its management and its ability to successfully access the corporate capital markets. Recognizing this, Sterling Media has put in place a two level growth strategy which is designed to both significantly increase the amount of non-cash media based assets under its management and to increase it chances of success in accessing the capital markets.

        Sterling Media is planning to establish three new media capital funds, namely, Funds III, IV and V to increase its non cash assets under management. Sterling Media will be the managing general partner for each of these planned new asset pools.

Sterling Media's management has been involved for several months in extended negotiations with a major reinsurance company, in an effort to establish and operate a new partially owned subsidiary, Guaranty Capital Credit, L.L.C. ("GCC"), which could, with the sponsorship and assistance of the reinsurer, be able to issue investment grade rated financial guaranties to credit enhance the proposed corporate debt issues of the Sterling Media Capital Group portfolio companies and other third parties.

        There can be no assurance that either or both of these growth strategies will be successful.

Customers and Services

The Sterling Media business model recognizes two types of customers: 1. The owners of the media based assets that it manages. Sterling Media proposes three types of services to its media investors who have contributed the media credits: (a) management of the media credits after they are invested in the fund, including (but not limited to managing the process of converting the media credit to cash; and
(b) management of the process of investing the media credits and/or cash derived from same into investment opportunities; and (c) management of the process of overseeing the investment portfolios and providing continued management assistance and expertise (from inside and outside of Sterling Media) to the investee Sterling Media Capital portfolio companies.

        2. The recipient projects or portfolio companies who receive the media credits and/or cash derived from same. Sterling Media proposes two types of services to its project/portfolio company clients:

(a) Venture Capital in the form of media credits or cash or combination thereof, which is provided in a somewhat conventional format, except that Sterling Media, through one or more of its subsidiaries plans to take a significant, and, in most cases, a controlling position in the asset or company which receives the investment capital; (b) Management expertise and assistance, provided to the projects or portfolio company(s) by one or more members of the Sterling Media Capital Group's management team.

Sales and Marketing

        All sales and marketing efforts of Sterling Media are carried out by its directors, top management, and a small staff of media, financial, and management personnel. Also, Sterling Media plans to engage and rely on outside third party professionals to assist in sales, marketing, and management of its business activities.

Competition

        Except for media barter companies referred to earlier, the management of Sterling Media believes there is no significant competition for its efforts to acquire media credits from small to middle size media company investors with the concept of converting those media credits received into currency and investing same for profit.

        With regard to the investing side of Sterling Media’s and its media capital fund customers, the major competition is the vast number of private and public venture capital companies that offer, in one form or another, venture capital to start up and emerging companies and projects.

        It is the view of management that Sterling Media will have a significant and sufficient flow of good and qualified investment opportunities from which to choose in its planned function as the manager of the investment portfolios of its media capital funds.

        With regard to Guaranty Capital Credit, LLC, substantial competition will come from the many other qualified and well capitalized companies in the financial guaranty/surety bond industry.

Government Regulation

        Currently, the company has no operations which, to its knowledge, would be considered a “Regulated Business.” The company is subject to the various federal and state securities regulations. To the extent that a portfolio company is in a regulated business, it would be subject to those regulations and appropriate disclosure.

Item 4. Management of Sterling Media Capital Group, Inc. ---------------------------------------------------------
                        Name                           Age                               Position
                        ----                           ---                               --------

           Paul A. Nussbaum                            53               Chairman of the Board of Directors

           Dwight L. Pierce                            54               President/CEO and Director

           Bob L. McGiboney                            58               Executive Vice President and Director

           David C. Annin                              33               Vice President, Secretary and Director

           Gilbert F. Amelio                           57               Director
Mr. Paul A. Nussbaum became a Director and Chairman of the Board of Directors of the company in July 2000. Mr. Nussbaum is a private investor and Chairman Emeritus of Wyndham International, Inc., (NYSE: WYN), successor by merger to Patriot American Hospitality, Inc. From 1991-1999 he served successively as the Founder, Chairman and Chief Executive Officer of Patriot American Hospitality, Inc., a real estate investment trust (and its predecessor Patriot American Group). From 1979 to 1991, Mr. Nussbaum served as Chairman of the real estate practice group of Schulte Roth and Zabel, a law firm with offices in New York, New York and Palm Beach, Florida. From 1971 to 1979, he was an associate and later a partner for Dreyer and Traub law firm in New York City. Mr. Nussbaum has a Bachelors of Art from the State University of New York at Buffalo and a Juris Doctors Degree from Georgetown University Law Center. Mr. Dwight L. Pierce became President, CEO and a Director of the company in April 1999. Prior to his association with Sterling Mr. Pierce served as President of Remington University, a six campus technical college institution from 1991 thru 1997. He is currently a Principal, since 1996 in SunLase, Inc. Mr. Pierce holds the Juris Doctors Degree from the University of Arkansas at Little Rock.

        Mr. Bob L. McGiboney became a Director and Executive Vice President of the company in June of 2000 and has been a member of the Advisory Board of Directors since August of 1999. Mr. McGiboney has been President and CEO of Lucre Funding Group, Inc. since 1991, a private investment banking firm. He has also served as Managing Director of Capital Markets for First London Securities and Managing Director of Corporate Finance for MG Securities Corporation. In 1971 Mr. McGiboney began with Prudential Bache Securities as an Account Executive, served as Senior Vice President from 1977, and was appointed to serve on the Chairman’s Council. From 1968 to 1971 he served as Quality Control Manager at Texas Instruments in Dallas, Texas. He has worked as a laboratory manager specializing in Laser and Fiber Optic Research and Standards, and Environmental Testing with two large aerospace and defense contractors. Mr. McGiboney has a Bachelors of Science degree in Physics and a degree in Systems Management at Florida Institute of Technology.

        Mr. David C. Annin became Vice President, Secretary and a Director of the company in April 1999. Prior to his association with Sterling Mr. Annin was involved in several medium sized real estate development projects throughout California and Texas. From 1989 to 1998 he was the principal of a mid-sized sales and distribution organization based in Los Angeles, California. He has a background in strategic planning, operations and business administration.

Dr. Gilbert F. Amelio became a Director of the company in October of 1999. Dr. Amelio served as chairman and CEO of Apple Computer from February 1996 to July 1997. Prior to that, he was chairman, president and CEO of National Semiconductor, and before that, president of Rockwell Communications Systems. Dr. Amelio began his career with Bell Laboratories in 1968. Since then he has accumulated over 30 years of high technology experience and has managed businesses in semiconductors, telecommunications and computers. He holds 16 patents alone or jointly. Dr. Amelio is an IEEE Fellow. He served as a director of the Semiconductor Industry Association and as its chairman for two years. He also served on the board of governors of the Electronics Industries Association and as a member of the executive committee of the Business and Higher Education Forum. Dr. Amelio is a director of SBC, Inc. (NYSE: SBC) and a director of 6 other private company boards. He is a principal in a private venture capital fund. Dr. Amelio earned bachelors, masters and doctorate degrees in Physics from the Georgia Institute of Technology. The post-merger entity, Sterling Media Investment Group, Inc., is to be viewed as a continuation of Sterling Media Fund Managers, L.L.C. Item 5. Indemnification and Conflicts of Interest Policies

        The Board of Directors has adopted the following Officer and Director Indemnification Policy and Conflicts of Interest Policy:

Officer and Director Indemnification Policy

        The Board of Directors has authorized indemnification of each of the officers and directors. A copy of the Indemnification Agreement is attached as Exhibit B.

Conflicts of Interest Policy

The Board of Directors has adopted the following Conflicts of Interest Policy:
The Officers and Directors have the unlimited right to make investments and participate in businesses for their own account, including investments and businesses competitive with the Corporation, without having or incurring any obligation to disclose or to offer any such investment or business opportunity to the Corporation. Furthermore, the Officers and Directors will not be required to devote full time to the business of the Corporation but rather only such time as is necessary to carry out and conduct the business of the Corporation.

The Officers and Directors shall have the right to invest privately in securities of organizations with the same business objective as those of the Corporation. The Officers and Directors may trade for their own account in public or private securities that are purchased or held by the Corporation, and do business with independent entities that have the same investment objectives as the Corporation. In addition, it may occasionally be necessary for the Officers and Directors to allocate limited investment opportunities among the Corporation and others on a basis deemed appropriate. Shareholders of the Corporation will not have access to the trading records of the Officers and Directors.

Item 6. Employees and Facilities

At this time, Sterling Media Capital Group, Inc. and its subsidiaries collectively have 10 personnel employed which are located in two locations. The corporate offices of Sterling Media Capital Group, Inc. are located at 7136 S. Yale Ave., Suite 300, Tulsa, OK 74136. Some administrative offices are located at 4570 Westgrove Drive, Suite 220, Addison, TX 75001.

Item 7. Litigation

        The Company is not a defendant in any past or present litigation. The Company is a plaintiff in a Declaratory Judgment Action in state court, Tulsa County, Tulsa, Oklahoma. There are no monetary issues involved in the litigation.

Item 8. Risk Factors

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE PURCHASING SHARES IN THE COMPANY. INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK INVESTMENT RISK IN THE STOCK OF STERLING MEDIA CAPITAL GROUP, INC.

        INVESTING IN THE COMPANY’S STOCK IS HIGHLY SPECULATIVE AND YOU COULD LOSE SOME OR ALL OF THE AMOUNT YOU INVEST. The value of the Company’s common stock may decline and may be affected by numerous market conditions, which could result in the loss of some or all of your investment in the Company’s shares. The securities markets frequently experience extreme price and volume fluctuation which affect market prices for securities of companies. General economic conditions will also affect the Company’s stock price.

        INVESTING IN THE COMPANY’S SHARES MAY BE INAPPROPRIATE FOR YOUR RISK TOLERANCE. Investing in the Company’s shares may be inappropriate for your risk tolerance. The Fund’s investments in accordance with its investment objective and principal strategies may result in an above average amount of risk and volatility or loss of principal. The Funds investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in the Company’s shares may not be suitable for you.

        THERE CAN BE NO ASSURANCE THAT THE COMPANY, ACTING AS A GENERAL PARTNER TO VARIOUS MEDIA FUNDS, WILL BE ABLE TO USE THE MEDIA CREDITS AS AN ASSET FROM WHICH BORROWING CAN BE ACCOMPLISHED. The business model in managing the various media credit funds is primarily dependent on being able to access the capital markets using the media credits as collateral. This is a new and innovative financial model, which as yet is unproven. Not only does a significant amount of the Company’s revenue come from placement fees associated with the successful securitization and monetization of the media credits, but also a significant amount of the Company’s revenue is expected to come from a profit’s participation with the limited partners in the expected profits to be achieved from the investing of the funds accessed from the capital markets using the media credits as collateral.

   PORTFOLIO INVESTMENT RISKS

The investments which Sterling Media Capital Group, Inc. makes through various subsidiaries and portfolio companies must be profitable in order for the business model to be competent. The following risk must be considered.

        THE INABILITY OF THE STERLING MEDIA PORTFOLIO COMPANIES TO DEVELOP COMMERCIALLY VIABLE PRODUCTS OR BUSINESSES WOULD HAVE A NEGATIVE IMPACT ON THE COMPANY’S INVESTMENT RETURNS. The possibility that the Sterling Media portfolio companies will not be able to commercialize their product or business concept presents significant risk. Thus, the ultimate success of these companies often depends on their ability to continually innovate in increasingly competitive markets. Their inability to do so could affect the Company’s investment returns.

        THE INABILITY OF THE STERLING MEDIA PORTFOLIO COMPANIES TO SUCCESSFULLY MARKET THEIR PRODUCTS OR SERVICES WOULD HAVE A NEGATIVE IMPACT ON THE COMPANY’S INVESTMENT RETURNS. Even if the Sterling Media portfolio companies are able to develop commercially viable products or services, the market for new products and services is highly competitive and rapidly changing. Commercial success is difficult to predict and the marketing efforts of the Sterling Media portfolio companies may not be successful.

        AN INVESTMENT STRATEGY FOCUSED PRIMARILY ON PRIVATELY-HELD COMPANIES PRESENTS CERTAIN CHALLENGES, INCLUDING THE LACK OF AVAILABLE INFORMATION ABOUT THESE COMPANIES, A DEPENDENCE ON THE TALENTS AND EFFORTS OF ONLY A FEW INDIVIDUAL PORTFOLIO COMPANY MANAGERS AND A GREATER VULNERABILITY TO ECONOMIC DOWNTURNS. Sterling Media will invest primarily in privately-held companies. Generally, very little public information exists about these companies and Sterling Media will be required to rely on the Company’s ability to obtain adequate information to evaluate the potential returns from investing in these companies. Also, privately-held companies frequently have less diverse product lines and smaller market presence than larger competitors. They are thus generally more vulnerable to economic downturns and may experience substantial variations in operating results. These factors could affect the Company’s investment returns.

        THE STERLING MEDIA PORTFOLIO COMPANIES WILL LIKELY HAVE SIGNIFICANT COMPETITION, BOTH FROM OTHER EARLY-STAGE COMPANIES AND MORE ESTABLISHED COMPANIES. Emerging growth companies often face significant competition, both from other early-stage companies and from more established companies. Early-stage competitors may have strategic capabilities such as an innovative management team or an ability to react quickly to changing market conditions, while more established companies may possess significantly more experience and greater financial resources than the Sterling Media portfolio companies. These factors could affect the Company’s investment returns.

        THE COMPANY’S INVESTMENT RETURNS WILL DEPEND ON THE SUCCESS OF THE STERLING MEDIA PORTFOLIO COMPANIES AND, ULTIMATELY, THE ABILITIES OF THEIR KEY PERSONNEL. The Company’s success will depend upon the success of the Sterling Media portfolio companies. Their success, in turn, will depend in large part upon the abilities of their key personnel. The day-to-day operations of the Sterling Media portfolio companies will remain the responsibility of their key personnel. Competition for qualified personnel is intense at any stage of a company’s development and high turnover of personnel is common in a booming economy. The loss of one or a few key managers can hinder or delay a company’s implementation of its business plan. The Sterling Media portfolio companies may not be able to attract and retain qualified managers and personnel. Any inability to do so may negatively impact the Company’s investment returns.

        SOME OF THE STERLING MEDIA PORTFOLIO COMPANIES MAY NEED ADDITIONAL CAPITAL, WHICH MAY NOT BE READILY AVAILABLE. Companies in which we make seed or expansion round investments will often require substantial additional equity financing to satisfy their continuing working capital requirements. Each round of venture financing is typically intended to provide a company with only enough capital to reach the next stage of development. The Company cannot predict the circumstances or market conditions under which the Sterling Media portfolio companies will seek additional capital. It is possible that one or more of the Sterling Media portfolio companies will not be able to raise additional financing or may be able to do so only at a price or on terms which are unfavorable to the Company, either of which could negatively impact the Company’s investment returns.

        THERE ARE SIGNIFICANT POTENTIAL CONFLICTS OF INTEREST WHICH COULD IMPACT THE COMPANY’S INVESTMENT RETURNS. There are significant potential conflicts of interest inherent in the Company’s structure and business model. The principals of the company perform or may perform similar services for other investment funds and serve as officers or directors of other entities, and are thus not able to devote all of their time to the Company. They may also have obligations to investors in those other investment funds, the fulfillment of which might not be in the best interests of the Company. Finally, the interests of a company in which we invest may, from time to time, conflict with the best interests of one or more of the Sterling Media shareholders.

        VALUING THE COMPANY’S PORTFOLIO IN THE FUTURE WILL BE DIFFICULT AND INEXACT AND MAY NOT REFLECT THE TRUE VALUE OF THE COMPANY’S INVESTMENTS IN PORTFOLIO COMPANIES. The Sterling Media board of directors will value the Company’s portfolio from time to time based on their best estimate of the value of each of the Company’s individual investments in portfolio companies. There is typically no public market for the securities of small, privately-held companies. The Sterling Media board of directors may also consult with accounting firms, investment banks and other consulting firms when needed, to assist in valuation of the Company’s investments. Portfolio valuation, however, is inherently subjective. The net asset value set by the Sterling Media board of directors may not reflect the price at which you could sell the Company’s shares in the open market.

        THE COMPANY’S RETURNS MAY BE SUBSTANTIALLY LOWER THAN THE AVERAGE RETURNS HISTORICALLY REALIZED BY PORTFOLIO MANAGERS WHO INVEST IN SIMILAR INDUSTRIES.

        THE BUSINESS OF CAPITAL INVESTING IS GROWING, AND WITH MORE CAPITAL READILY AVAILABLE, THE COMPANY’S SUCCESS WILL BE LARGELY DEPENDENT ON A CONTINUING SUPPLY OF FAVORABLE INVESTMENT OPPORTUNITIES. There has been a significant amount of new capital invested in venture capital funds in recent years and this trend is likely to continue. With the amount of capital available, some companies that may have had difficulty in obtaining funding in the past may be able to do so, notwithstanding that the chances for success in these investments may be marginal. In addition, there is likely to be an increasing amount of competition among venture capital funds for the best investment prospects, particularly in the Internet and information technology sectors. Thus, Sterling Media’s success will be largely dependent on the Company’s ability to find the most favorable opportunities in a highly competitive venture capital market, while avoiding the marginal prospects.

Item 9. Financial Statements and Exhibits

(a) Financial Statements. Financial Statements for the Company are not included in this Filing. The financial statements will be filed within the required statutory period by an amended filing of this form. (b) Pro Forma Financial Statements Financial Statements for the Company are not included in this Filing. The financial statements will be filed within the required statutory period by an amended filing of this form.

Item 10. Exhibits

(a) Letter Agreement among Electro-Kinetic Systems, Inc., Sterling Media Fund Managers, L.L.C. and on behalf of the shareholders of membership interest of Sterling Media Fund Managers, L.L.C. dated as of June 7, 2000 (incorporated by reference to Form 8-K (File No. 000-12564) filed with the SEC on June 14, 2000). (b) Press Release of Electro-Kinetic Systems, Inc. dated June 8, 2000 (incorporated by reference to Form 8-K (File No. 000-12564) filed with the SEC on June 14, 2000). (c) Certificate of Designations of Series A Convertible Preferred Stock of Sterling Media. (d) Press Release of Sterling Media Capital Group, Inc. dated July 7, 2000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sterling Media Capital, Inc.

By:/s/Dwight L. Pierce

-----------------------------

Dwight L. PiercePresident
and Chief Executive Officer

Date: July 24, 2000

EXHIBIT A

ELECTRO-KINETIC SYSTEMS, INC.

525 Washington Blvd., Ste. 3600, Jersey City, New Jersey 07310

Telephone (201) 216-0100 - Facsimile (201) 216-1105

June 6, 2000

Mr. Dwight L. Pierce, President/CEO Mr. David Annin, Vice President Sterling Media Fund Managers, L.L.C. General Partner Sterling Media Capital Fund, L.P. and Sterling Media Investment Group, L.P. Via Facsimile No. (972) 248-4815 -------------------------------- 7136 S. Yale Avenue, Suite 300 Tulsa, Oklahoma 74136 Re: Acquisition of Sterling Media Fund Managers, L.L.C. by Electro-Kinetic Systems, Inc. ------------------------------------------------------------------------------------ Gentlemen:

        The Board of Directors of Electro-Kinetic Systems, Inc. (“EKS”), a Pennsylvania corporation, has authorized the undersigned to execute this Letter Agreement whereby EKS shall acquire Sterling Media Fund Managers, L.L.C. (“Managers”), an Oklahoma limited liability company, from its shareholders of membership interest (the “Managers Shareholders”) in an exchange (the “Exchange Transaction”) for Forty Six Million of EKS Class A common stock (the “Acquisition EKS Shares”). After the Exchange Transaction, Managers will be fifteen percent (15%) owned by EKS, and the Acquisition EKS Shares would be owned collectively by the Managers Shareholders (and individually by each of the Managers Shareholders in their appropriate pro-rata amounts). This letter (the “Letter Agreement”) will set forth the terms and conditions upon which the Exchange Transaction shall be consummated.

1. Legal Effect. ------------

        This Letter Agreement is intended to be, and does constitute, a legally binding contract between the parties for the transactions contemplated herein.

2. Exchange Transaction. -------------------- A. The closing of the Exchange Transaction contemplated herein is contingent upon the approval by 100% of the Managers Shareholders and the holders of all of the "Convertible Promissory Note(s)" now issued by Managers, such approvals to be evidenced by written consent to be duly requested and received on or before 5:00 P.M. on June 16, 2000. B. Immediately after receipt of notice by Managers of the approvals required in paragraph 2.A. above, the Board of Directors of EKS will adopt, by unanimous consent as provided in Section 1727 of the Pennsylvania Business Corporation Law of 1988, resolutions authorizing: (i) the change of name by EKS to Sterling Media Fund Managers, Inc. or other name selected by the holders of the newly issued Acquisition EKS Shares;
(ii) execution of this Letter Agreement and issuance of the 46,000,000 common shares of EKS upon the terms and subject to the conditions contained herein;

(iii) cancellation of all outstanding warrants, options or obligations to issue any securities of EKS over and above a total of 44,000,000 common shares issued or to be issued. However, while included in the 44,000,000 share total, the two outstanding options for 3,500,000 shares may be exercised up to 30 days after closing otherwise they will expire; and

(iv) appointment of Atlas Stock Transfer Corporation, Salt Lake City, Utah, as transfer agent for all of the shares of capital stock of EKS;

C.	The closing (the “Closing”) shall take place upon such date (the “Closing Date”) as the parties hereto may mutually agree upon, but shall be no later than June 27, 2000. The Closing shall take place at the offices of Ballon, Stoll, Bader & Nadler, P.C., 1450 Broadway, New York, New York 10018-2268, or at such place in New York, New York as may be mutually agreed upon by the parties. At the Closing, the following will occur:

(i) EKS will deliver to Managers Shareholders certificates representing 46,000,000 authorized and previously unissued shares of common stock of EKS. The certificates shall contain the customary restrictive legend and be issued in names of registered owners and in such denominations requested by Managers Shareholders. The Acquisition EKS Shares shall represent a majority of the total issued and outstanding equity interest of EKS as of the date of Closing;

(ii) Managers Shareholders will deliver to EKS the certificates representing fifteen percent (15%) of the outstanding equity interest of Managers, duly endorsed (or with duly executed stock powers) so as to make EKS the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by EKS. Simultaneously, on the Closing date, EKS will deliver the certificates representing the Acquisition EKS Shares to Managers Shareholders;

(iii) EKS will deliver to Managers a certificate from the Department of State of the Commonwealth of Pennsylvania dated not more than fifteen (15) days prior to the date of Closing to the effect that EKS is in good standing under the laws of the said Commonwealth;

(iv) EKS will deliver to Managers all corporate records of EKS, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and By-Laws, as amended to the Closing), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested by the Managers Shareholders and their counsel;

(v) Managers will deliver to EKS a Certificate from the Secretary of State of Oklahoma dated at or about the date of Closing that Sterling Media Capital Fund I, L.P. and Sterling Media Investment Group, L.P. are each in good standing under the laws of said state; (vi) Managers is now and, following the Closing, shall be the sole general partner of Sterling Media Capital Fund I, L.P., and Sterling Media Investment Group, L.P., each of which is an Oklahoma limited partnership (a copy of each Limited Partnership Agreement has been delivered to representatives of EKS); and
(vii) The corporate financial records, minute books, and other documents and records of EKS are to be available to Managers at the time of the Closing and turned over to new management in their entirety at Closing. Such records are complete and correct and have been maintained in accordance with good business and accounting practices.

D. Immediately after the closing the existing Board of Directors of EKS will resign and cause the designees of the holders of the newly issued Acquisition EKS Shares to be elected to fill the vacancies created by the resignations of the present EKS directors. The newly elected directors of EKS will take the following corporate action: (i) cause EKS to: (a) indemnify the former officers and directors against any liability, cost or expense arising out of the Exchange Transaction; and (b) provide piggy-back registration rights to the holders of restricted securities issued upon exercise of conversion rights or options prior to the Closing; (ii) authorize the payment of all reasonable attorneys' fees to Ballon, Stoll, Bader and Nadler, P.C. that remain unpaid after the Closing;
(iii) amend the capitalization of EKS such that after the amendment a total of 17 million common shares are outstanding of which the present holders of 44,000,000 shares of Class A Common Stock own not less than 1,445,000 shares (being 8.5% of the total) of common stock and the holders of the remaining 46,000,000 shares of Class A Common Stock and remaining outstanding equity interest of Managers own 15,555,000 shares of new Common stock and 100% of the equity interest of Managers is owned by EKS;

(iv) procure the prompt preparation and file with the Securities and Exchange Commission appropriate notice describing this transaction on Form 8-K or other applicable form, and otherwise comply with the provisions of the Securities Exchange Act of 1934;

(v) procure the preparation of a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. (“NASD”) who make a market in the securities of EKS;

(vi) as promptly as possible after the Exchange Transaction, prepare, file with the Securities and Exchange Commission pursuant to the Exchange Act of 1934 and distribute to Shareholders of EKS an information statement pursuant to SEC Rule 14-F, and 10 days thereafter resign as directors of EKS (prior to definitive action being taken regarding an information statement containing the information specified in Schedule 14-C, which Managers agree will be prepared, filed with the Securities and Exchange Commission and distributed to Shareholders of EKS 20 days prior to any shareholder or corporate action taken by EKS to acquire the balance of the shares of ownership interest in Managers);

(vii) prepare and file with the Securities and Exchange Commission a Preliminary and Definitive Schedule 14-C and 14-F as may be required within the time allowed, together with an Information Statement for distribution to the shareholders of EKS describing the amendment to the Articles of Incorporation, the reincorporation as well as any other action to be taken by the shareholders at a special meeting called for that purpose; and

(viii) apply to the Standard & Poor’s editorial board to approve the Company for a full description in Standard & Poor’s Standard Corporation Manual, Standard & Poor’s Daily News Section, coverage of the Company as part of the S&P Market Access Program and coverage on Standard & Poor’s Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

3. Representations and Warranties of the Managers Shareholders ----------------------------------------------------------- A. Subject to the shareholder's written consent as set forth in Paragraph 2.A. above, the record and beneficial owners of 100% of the shares of ownership interest in Managers shall agree to the terms of this Letter Agreement and authorize the undersigned representatives of Managers Shareholders to execute this Letter Agreement and consummate the Exchange Transaction in accordance with its terms. B. The Managers Shareholders who will participate (in person or by written proxy) in the Exchange Transaction shall be the record and beneficial owners of 100% of the equity interest of the Managers as of the date of Closing. C. Managers is the general partner and manager in good standing of Sterling Media Capital Fund I, L.P., an Oklahoma limited partnership and Sterling Media Investment Group, L.P., an Oklahoma limited partnership. D. At the time of the Closing, except for this Agreement, there will be no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the equity ownership interest of the Managers. E. The unaudited financial statements of the Managers as at May 31, 2000 have been delivered to representatives of EKS. The financial statements of Managers as at May 31, 2000 shall be examined by independent auditors and delivered by the Managers Shareholders to EKS prior to the Closing. Based on internal preliminary unaudited financial statements, it is estimated that Managers will have a net worth in excess of $2,000,000. F. The outstanding shares of ownership interest of Managers are validly issued, fully paid and non-assessable. G. Upon receipt of a written request to do so, the representatives of the Managers Shareholders executing this Agreement shall cause to be delivered to EKS prior to closing, copies of complete and accurate records of all meetings, filings, and other corporate actions of the shareholders and board of directors of Managers. H. The execution and delivery of this Letter Agreement does not, and the consummation of the transaction contemplated hereby will not, violate any provision of the certificate/articles of formation or bylaws of Managers, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which Managers is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

        I. To the best of the knowledge of the parties signing on behalf of the Managers Shareholders (which parties constitute the management of Managers), there are no material liabilities of Manager except as represented on the unaudited and audited financial statements described in paragraph E of this Section 3, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Managers, its agents or servants occurring prior to the statement date, which are not disclosed by or reflected in the current reported financial statements. There are no such liabilities of Managers which have arisen or relate to any transaction of Managers, its agents or servants, occurring since the statement date, other than normal liabilities incurred in the normal conduct of the business of Managers, and none of which have a material adverse effect on the business or financial condition of Managers. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Managers. The representations made herein shall also be true and correct as of the date of Closing.

        J. Managers is duly formed and validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power necessary to do business in any jurisdiction wherein Managers conducts its business.

4. Representations and Warranties of the EKS ------------------------------------------ A. EKS has, and at the Closing will have, authority to issue the Acquisition EKS Shares, representing a majority interest in EKS, which are being transferred hereunder to the Managers Shareholders. B. EKS shall be the record and beneficial owner of 100% of the ownership interests in the Acquisition EKS Shares prior to Closing. C. EKS is a Pennsylvania corporation whose shares are, and as of the date of Closing, registered pursuant to Section 12 (G) of the Securities Exchange Act of 1934 and qualified for quotation on the NASD Electronic Bulletin Board operated by the NASD. D. At the time of the Closing, except for this Agreement, there will be no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the capital stock of EKS. E. The financial statements of EKS shall be current and in accordance with the routine reporting status of the NASD Electronic Bulletin Board (current 10-K's, 10-Q's, etc.). F. At the time of Closing, EKS shall be trading on the NASD Electronic Bulletin Board with at least two market makers active and trading in EKS common stock. G. The outstanding shares of EKS are and on the Closing Date will be, legally and validly issued and non-assessable. H. EKS shall deliver to the Managers Shareholders, at their written request prior to closing, copies of complete and accurate records of all meetings, filings, and other corporate actions of the shareholders and Board of Directors of EKS. I. The execution and delivery of this Letter Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of EKS, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien lease, agreement, instrument, court order, arbitration award, judgment or decree to which EKS is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject. J. EKS has the authority to issue one hundred million (100,000,000) shares of capital stock, of which ninety million (90,000,000) are shares of Class A common stock, no par value, and ten million (10,000,000) are shares of preferred stock, no par value. At the date of Closing, including the Acquisition EKS Shares to be issued hereunder, ninety million (90,000,000) shares of Class A common stock and none of the preferred shares will be issued and outstanding.

        K. To the best of the knowledge of management of EKS, there are no material liabilities of EKS, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of EKS, its agents or servants occurring prior to the date of the financial statements included in EKS’s Form 10-QSB for the quarterly period ended March 31, 2000 filed with the Securities and Exchange Commission (“Statement Date”), which are not disclosed by or reflected in said financial statements, (i) except an accrued tax liability of approximately $5,000 by a former subsidiary, and (ii) except a note payable by EKS in the amount of $25,000 that is deemed uncollectable because of the four year statute of limitations. There are no such liabilities of EKS which have arisen or relate to any transaction of EKS, its agents or servants, occurring since the Statement Date, other than liabilities incurred in the ordinary conduct of the business of EKS consistent with the prior conduct of its business, and none of which have a material adverse effect on the business or financial condition of EKS. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the ordinary course of business of the EKS consistent with the prior conduct of its business.

L. The representations made herein shall also be true and correct as of the date of Closing.

        M. EKS is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power necessary to do business in any jurisdiction wherein EKS conducts its business.

5. Miscellaneous. --------------

        A. The EKS shares will be issued to the Managers Shareholders without registration under the Securities Act of 1933 or the securities laws of any state of the United States. Therefore, the EKS shares will be restricted securities as defined in Rule 144 of the Securities Act of 1933, an appropriate legend will be stamped on each certificate representing such shares and stop orders will be issued to the transfer agent.

        B. It is the intention of the parties hereto to cooperate with each other to raise up to $3,000,000 in cash for EKS from the sale of certain debt and/or equity securities of EKS, immediately after the Closing. However, there is no assurance that the parties hereto will be successful is raising these. The cooperative best efforts of the parties hereto to raise such funds shall continue after Closing toward that end, such that as soon as is practicable the total $3,000,000 in cash funds will be raised for the use and benefit of EKS.

C. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement; D. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. E. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.
                  EKS:                  Electro-Kinetic Systems, Inc.
                                        525 Washington Blvd., Suite 3600
                                        Jersey City, New Jersey 07310
                                        Attn:  Raymond L. Burke, President and CEO
                                        Tel:  (201) 216-0100
                                        Fax:  (201) 216-1105
                  With a copy to:       Ballon, Stoll, Bader and Nadler, P.C.
                                        1450 Broadway
                                        New York, New York 10018-2268
                                        -----------------------------
                                        Attn:  Robert M. Shepard, Esq.
                                        Tel:  (212) 575-7900
                                        Fax: (212) 764-5060

                  Managers:             Sterling Media Fund Managers, L.L.C.
                                        7136 S. Yale Avenue, Suite 300
                                        ------------------------------
                                        Tulsa, Oklahoma 74136
                                        Attn: Dwight L. Pierce, President and CEO
                                        Tel:  (972) 248-1601
                                        Fax:  (972) 248-4815
                  With a copy to:       Robert L. Sonfield, Jr., Esq.
                                        Sonfield and Sonfield
                                        770 South Post Oak Lane, Suite 435
                                        Houston, Texas 77056-1913
                                        Tel:  (713) 877-8333
                                        Fax:  (713 877-1547
F. The section and subsection headings in this Agreement are inserted for convenience and shall not affect in any way the meaning or interpretation of this Agreement. G. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Agreement. H. The commitment of EKS to consummate the transaction contemplated hereby (the "Sterling Transaction") is intended to be binding. However, the parties acknowledge that the steps outlined in this letter are based on a very preliminary analysis of the extant facts and applicable legal requirements presented hereby. Accordingly, the parties agree as follows:
(i) in the event that a third party offers to enter into a transaction with EKS (“Alternative Transaction”) which would be significantly more attractive to the EKS shareholders than the Sterling Transaction, which the directors of EKS determine that they have a fiduciary duty to pursue, EKS may terminate this letter. In the event of a termination as the result of such determination, EKS shall be required, at the effective date of the Alternative Transaction, to pay a break-up fee of $350,000 in cash to Sterling as a contribution to its expenses; provided, however, that such break-up fee shall be required to be paid only if this letter is terminated because an Alternative Transaction is presented, a letter of intent regarding the Alternative Transaction is presented, a letter of intent regarding the Alternative Transaction is executed within three months of the date hereof and the Alternative Transaction is consummated within one year thereafter;

(ii) in the event that prior to consummation of an Alternative Transaction, either party (“Injured Party”) becomes aware of the facts not previously known to such party as a result of which the Sterling Transaction becomes significantly less attractive to the Injured Party or its security holders than contemplated hereby, the parties shall negotiate in good faith to adjust the terms of this Agreement to accommodate such new state of facts, but if such adjustment proves not to be feasible, the Injured Party shall have the right to terminate this Agreement without liability of either party to the other; and

(iii) in the event that any requirement of law applicable to the Sterling Transaction is identified which requires action not contemplated by this Agreement, the parties will negotiate in good faith to adjust the terms of this Agreement to accommodate such requirement with a view to either (a) complying with such requirement, or (b) if such compliance is deemed by the parties hereto not to be feasible within the time and expense constraints of the Sterling Transaction, to terminate this Agreement without liability of either party to the other, it being agreed that any action required to be authorized or taken before either (x) control of EKS changes hands, or (y) the present directors of EKS (“Present Directors”) are replaced by new directors in compliance with applicable law, shall be taken by the Present Directors only after they are satisfied in their reasonable discretion that such action meets all requirements of law.

I. This Agreement shall be governed by the laws of New York. J. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. K. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. L. Time is of the essence. M. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect. N. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys' fees and other costs from the party in default. If the foregoing terms are acceptable, please acknowledge your acceptance by signing below in the space indicated and forwarding an executed copy of this Letter Agreement by facsimile transmission to the undersigned on or before 5:00 P.M. (CDST), June 7, 2000. Sincerely,

/s/Raymond L. Burke

__________ Raymond L. Burke, President President and CEO Electro-Kinetic Systems, Inc. Fax. No. (201) 216-1105 AGREED and ACCEPTED this 6th day of June, 2000: STERLING MEDIA FUND MANAGERS, L.L.C. and Managers Shareholders

By:    _/s/Dwight L. Pierce_______________      By: _/s/David Annin______________________
       --------------------                         ---------------                      -
         Mr. Dwight L. Pierce                        Mr. David Annin
         President/CEO                               Vice President of Administration
         Sterling Media Fund Managers, L.L.C.        Sterling Media Fund Managers, L.L.C.
         General Partner                             General Partner
         Sterling Media Capital Fund I, L.P.         Sterling Media Capital Fund I, L.P.
         Sterling Media Investment Group, L.P.       Sterling Media Investment Group, L.P.

EXHIBIT B

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of _____________, between Sterling Media Capital Group, Inc., a Pennsylvania corporation (the "Company"), and ___________________ ("Indemnitee"). WHEREAS, Indemnitee is a director (or officer) of the Company;

        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs;

        WHEREAS, in recognition of Indemnitees need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.;

        NOW, THEREFORE, in consideration of the premises and of Indemnitee’s service to the Company, directly or indirectly, including to its subsidiaries or affiliates and intending to be legally bound hereby, the parties hereto agree as follows:

1.	In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Claim”) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an “Indemnifiable Event”), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively “Expenses”), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the “Reviewing Party”) shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

2.	If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

3.	If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee’s entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

4.	The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

5.	For purposes of this Agreement, (a) “Change in Control of the Company” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

6.	To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney’s fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

7.	If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8.	For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

9.	The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors’ and Officers’ Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee's rights, and the Company's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder. (b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.
11.	If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12.	All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement. (b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.
14.	If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee’s participation in such Claim. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

15.	No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.	In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17.	The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18.	This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

19.	The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

20.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

STERLING MEDIA CAPITAL GROUP, INC. By:....................................................... Dwight L. Pierce, President

INDEMNITEE

..........................................................

__________

EXHIBIT C

ARTICLES OF DESIGNATIONS

OF

POWERS, RIGHTS, PREFERENCES, PRIVILEGES,

QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

STERLING MEDIA CAPITAL GROUP, INC.

(a Pennsylvania corporation)

.........Dwight L. Pierce and David C. Annin certify that: A. They are the duly elected and acting President and Corporate Secretary respectively of Sterling Media Capital Group, Inc., a Pennsylvania corporation (the "CORPORATION"). B. The Articles of Incorporation authorizes the directors to adopt resolutions fixing the rights, preferences, restrictions and other matters of wholly unissued series of Preferred Stock, and pursuant to this authority given by the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:
WHEREAS, the Articles of Incorporation of the Corporation provides for the Preferred Stock, consisting of 10,000,000 shares issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix by resolution or resolutions the classes or series of Preferred Stock to have such designations and powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any class or series thereof;

WHEREAS, the Corporation has no issued or outstanding shares of Preferred Stock; and
WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate 4,276,471 shares of the Preferred Stock as “SERIES A CONVERTIBLE SENIOR PREFERRED STOCK” and to fix the powers, rights, preferences, privileges, qualifications, limitations and restrictions relating to such series of Preferred Stock.

RESOLVED, that the Board of Directors hereby fixes the designation and the number of shares constituting, and the powers, rights, preferences, privileges, qualifications, limitations and restrictions relating to, the Series A Convertible Preferred Stock as follows:

1. DESIGNATION. This series of Preferred Stock shall be designated "Series A Convertible ----------- Preferred Stock" (the "SERIES A PREFERRED STOCK"). 2. NUMBER OF SHARES AND PAR VALUE. The number of shares constituting the Series A Preferred ------------------------------ Stock shall be equal to 4,276,471. Each share of the Series A Preferred Stock shall have no par value.
3. RELATIVE SENIORITY. The Series A Preferred Stock shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, rank (a) pari passu with the Common Stock (as defined below) of the Corporation and with any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation; and (b) junior to any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank senior to the Series A Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation. The term “COMMON STOCK” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation.

4. NO LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any series of Preferred Stock, having a priority on liquidation superior to that of the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Series A Preferred Stock on the record date for such distribution that each holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 4, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

5. VOTING RIGHTS. Except as otherwise required by law, each share of outstanding Series A Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by this Certificate, the holders of shares of Common Stock and Series A Preferred Stock shall vote together and not as separate classes.

6. DIVIDENDS AND DISTRIBUTIONS. If any dividend or other distribution payable in cash, securities or other property, including a dividend payable in shares of Common Stock, is declared on the Common Stock, each holder of shares of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. No dividend or other distribution shall be declared or paid on the Common Stock unless an equivalent dividend or other distribution that satisfies this Section 6 is declared or paid on the Series A Preferred Stock.

7........CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows: ----------
(a) Optional Conversion. The holder of each share of Series A Preferred Stock shall have the right (the “CONVERSION RIGHT”), at such holder’s option, to convert such share at any time, without cost, on the terms of this Section 7, into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion; provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion. The initial “CONVERSION RATIO” for the Series A Preferred Stock is 100:1. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7.

(b) Mandatory Conversion. Upon the occurrence of an Increase in Authorized Common Stock, each outstanding share of Series A Preferred Stock shall automatically be converted, without cost, on the terms set forth in this Section into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion. An “INCREASE IN AUTHORIZED COMMON STOCK” shall be deemed to occur upon either (i) effectiveness of a filing in the office of the Secretary of State of Pennsylvania, or such other state in which the Corporation is legally domiciled, of an amendment to (or amendment and restatement of) the Articles of Incorporation or other charter document of the Corporation that increases the number of authorized shares of Common Stock to a sufficient number (after taking into account all shares reserved for issuance by the Board of Directors) so as to enable the conversion of all outstanding shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect, or (ii) the effective date of any other corporate action that enables the conversion of all outstanding shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect.

.................. (c) Mechanics of Conversion.
(i) Optional Conversion. A holder of any share of Series A Preferred Stock may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, together with a written notice to the Corporation which shall state: (A) that such holder elects to convert the same; and (B) the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock. If the certificate evidencing the Series A Preferred Stock being converted shall also evidence shares of Series A Preferred Stock not being converted, then the Corporation shall also deliver to the holder of such certificate a new stock certificate evidencing the Series A Preferred Stock not converted. The conversion of any shares of Series A Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date that the shares of Series A Preferred Stock to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Series A Preferred Stock so converted, including any dividends declared on the Common Stock to which the Series A Preferred Stock is entitled pursuant to Section 6 above, shall be paid to the holder of Common Stock issued upon conversion of the Series A Preferred Stock upon the payment date therefore.

The Corporation shall give written notice to each holder of a share of Series A Preferred Stock promptly upon the liquidation, dissolution or winding up of the Corporation, and not more than fifty (50) nor less than twenty (20) days before the anticipated date of consummation of any acquisition of the Corporation or any sale of all or substantially all of the assets of the Corporation and no such acquisition of the Corporation or sale of assets shall be effective until such notice shall have been given.
(ii) Mandatory Conversion. The Corporation shall give written notice to each holder of a share of Series A Preferred Stock within ten (10) days after the effectiveness of an Increase in Authorized Common Stock. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock.

The conversion of shares of Series A Preferred Stock shall be effective simultaneously with the effectiveness of an Increase in Authorized Common Stock, whether or not the certificates representing such shares of Series A Preferred Stock shall have been surrendered or new certificates representing the shares of Common Stock into which such shares have been converted shall have been issued and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid at the time of a mandatory conversion with respect to the Series A Preferred Stock so converted, including any dividends declared on the Common Stock to which the Series A Preferred Stock is entitled pursuant to Section 6 above, shall be paid on the payment date therefore.

(d) Adjustment of Conversion Ratio. The Conversion Ratio for each share of Series A Preferred Stock and the kind of securities issuable upon the conversion of any share of Series A Preferred Stock shall be adjusted from time to time as follows:

(i) Subdivision or Combination of Shares. If the Corporation at any time effects a subdivision or combination of the outstanding Common Stock, the Conversion Ratio shall be increased, in the case of a subdivision, or decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

(ii) Reclassification, Consolidation or Merger. If at any time, as a result of (A) a capital reorganization or reclassification (other than a subdivision or combination which gives rise to an adjustment of the Conversion Ratio pursuant to Section 7(d)(i)); or (B) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series A Preferred Stock (or of any securities into which the Series A Preferred Stock is changed or for which the Series A Preferred Stock is exchanged), so that: (x) the holders of Series A Preferred Stock or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series A Preferred Stock immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Series A Preferred Stock or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 7(d). No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 7(d)(ii). The provisions of this Section 7(d)(ii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

(iii) Other Action Affecting Common Stock. If at any time the Corporation takes any action affecting its Common Stock which, in the opinion of the Board of Directors of the Corporation, would have an adverse effect upon the Conversion Rights of the Series A Preferred Stock and the foregoing conversion ratio adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the Conversion Rights, then the Conversion Ratio and the kind of securities issuable upon the conversion of Series A Preferred Stock shall be adjusted to preserve, without dilution, the Conversion Rights in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

(iv) Notice of Adjustments. Whenever the Conversion Ratio or the kind of securities issuable upon the conversion of any one of or all of the Series A Preferred Stock shall be adjusted pursuant to Sections 7(d)(i) - (iii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Conversion Ratio and the kind of securities issuable upon the conversion of the Series A Preferred Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Series A Preferred Stock promptly after each adjustment.

(e) Full Consideration. All shares of Common Stock which shall be issued upon the conversion of any Series A Preferred Stock (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common Stock which shall be issued upon the conversion of any Series A Preferred Stock will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

(f) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(g) Cancellation of Series A Preferred Stock. No share of Series A Preferred Stock acquired by the Corporation upon conversion, redemption or purchase shall be reissued and all such shares shall be canceled, retired and returned to the status of authorized and unissued shares of undesignated preferred stock. The Corporation may take such appropriate corporate action to reduce the authorized number of Series A Preferred Stock accordingly.

8. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, so long as at least one share of Series A Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class:

(a) amend or repeal any provision of the Corporation’s Articles of Incorporation, Bylaws or this Articles of Designations if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

(b) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock;
(c) create or issue any series or class, reclassify any authorized capital stock of the Corporation into stock of any series or class, increase the authorized or issued amount of any class or series of stock, or authorize, create, issue or reclassify any obligation or security convertible or exchangeable into or evidencing a right to purchase capital stock of any class or series, that ranks prior to the Series A Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up;

(d) issue any Common Stock after the date on which Series A Preferred Stock has been last issued and sold, whether or not subsequently reacquired or retired by the Corporation, for a consideration per share less than fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation) at such issuance or deemed issuance other than: (1) shares of Common Stock issued in transactions giving rise to adjustments under Sections 7(d)(i) or (ii) above, (2) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, or (3) shares issued upon the conversion of Convertible Securities (as defined below) if the issuance of such Convertible Securities did not violate Section 8(e) below;

(e) issue any Convertible Securities with respect to which the Effective Price is less than the fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation), at such issuance or deemed issuance. “CONVERTIBLE SECURITIES” means all rights or options for the purchase of, or stock or other securities convertible into, Common Stock (other than Common Stock issued for the purposes set forth in Sections 8(d)(1) or (2) above) or other Convertible Securities, whenever and each time issued. The “EFFECTIVE PRICE” with respect to any Convertible Securities means the result of dividing: (1) the sum of (x) the total consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities (assuming that the full amount of securities issuable upon exercise or conversion are issued), plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by: (2) the maximum number of Common Stock (other than Common Stock issued for the purposes set forth in Sections 8(d)(1) or (2) above) issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities; or

(f) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

9. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

C. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000 and the number of shares constituting the Series A Convertible Preferred Stock, consisting of the shares authorized hereby, is 4,276,471.

        IN WITNESS WHEREOF, the undersigned have executed this certificate as of July 5, 2000, on behalf of the Corporation, and certify under penalty of perjury that this is the act and deed of the Corporation, and that the facts stated herein are true.

STERLING MEDIA CAPITAL GROUP, INC.

By: ......... -------------------------------------------------

   Dwight L. Pierce, President

ATTEST:

By: ......... --------------------------------------------------

   David C. Annin, Secretary

EXHIBIT D

PRESS RELEASE

STERLING MEDIA CAPITAL GROUP, INC.

4570 WESTGROVE DRIVE, SUITE 220, ADDISON, TX 75001

Telephone (972) 248-4411 - Facsimile (972) 248-4815

Contact: Dwight L. Pierce, President & CEO

STERLING MEDIA CAPITAL GROUP, INC. (FORMERLY ELECTRO-KINETIC SYSTEMS) ANNOUNCES COMPLETION OF THE FIRST STEP OF THE ACQUISITION OF

STERLING MEDIA CAPITAL GROUP

DALLAS, Texas - July 7, 2000 - Sterling Media Capital Group, Inc. (formerly Electro-Kinetic Systems, Inc., OTC BB: EKSIA, now OTC BB: SMCIA.) ("Sterling Media") announced today that it has completed the first step of the planned acquisition of Sterling Media Fund Managers, L.L.C. dba Sterling Media Capital Group ("Sterling Managers"). Sterling Managers is a privately-held asset management group operating in the media/communications and financial services industries. Upon completion of both steps of a two-step acquisition, the stockholders of Sterling Managers will own approximately 91.5% of the equity and voting rights of Sterling Media, (which has changed the name of Electro-Kinetic Systems to Sterling Media Capital Group, Inc.)

        Under the Letter Agreement previously announced June 8, 2000, following the first step of the acquisition, Dwight L. Pierce, President and Chief Executive Officer of Sterling Managers has been appointed President, CEO and a director of Sterling Media. Raymond L. Burke has resigned from these positions with the parent company upon Mr. Pierce’s appointment. Mr. Pierce has appointed Paul Nussbaum as Chairman of the Board of Directors, Gilbert F. Amelio as Vice Chairman of the Board and Director, David C. Annin as Vice President, Secretary, Treasurer and Director and Bob L. McGiboney as Executive Vice President and Director.

        The acquisition is to be completed in two steps. The first step was completed today, July 7, 2000, by the issuance of 46,000,000 (a majority) of the common stock to the shareholders of Sterling Managers in exchange for approximately 15% of the equity interests of Sterling Managers. The parent company has today changed its name to Sterling Media Capital Group, Inc. The second step will be completed early next week by the acquisition of the remaining 85% of Sterling Managers, by the issuance of 3,535,358 shares of Sterling Media Series “A” convertible preferred shares followed by an issuance of 741,113 of these same convertible preferred shares which will be held in reserve for future issuance to convertible securities and option holders. After completion of the second step of the acquisition process, Sterling Managers will be a wholly-owned subsidiary of Sterling Media and the present stockholders of Sterling Managers will own approximately 91.5% of the outstanding equity interest and voting rights of the parent company, Sterling Media.

        It is expected that following completion of the acquisition, the stockholders of Sterling Media will be presented a proposal to “reverse-split” the outstanding shares of common stock and amend the Articles of Incorporation to increase the number of shares of common stock that Sterling Media is authorized to issue. If the “reverse-split” is approved and the amendment to the Articles is authorized, upon completion of the acquisition, there will be approximately 17,000,000 outstanding common shares. Approximately 15,555,000 common shares (91.5%) will be held by the old Sterling Managers stockholders and approximately 1,445,000 common shares (8.5%) will be held by the old Electro-Kinetic stockholders.

        Mr. Pierce stated “Sterling Media is one of the first financial service entities in the world to convert under utilized media and internet properties into investment capital. Sterling Managers currently manages a pool of non-cash media based assets with a total net value, based on third party appraisals, of approximately $500,000,000 and it is expected to grow rapidly over the next few years, which gives Sterling Media significant investment resources.” Sterling Media and Sterling Managers use the assets under management to raise investment capital, which they, in turn, invest in emerging growth companies as venture capital. The assets managed now and presumably in the future by Sterling provide a “profits interest” to Sterling in concert with other third parties.

Sterling Media's executive offices are to be located in Dallas, TX, the subsidiary Sterling Managers will continue to be located in with its administrative offices in Tulsa, Okalahoma. Sterling Media presently has 10 employees, most of whom are shareholders.

        Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. The realization of any or all of these expectations is subject to a number of risks and uncertainties and it is possible that the assumptions made by management may not materialize.